Exhibit 10.3

                          EMPLOYMENT SECURITY AGREEMENT


         THIS EMPLOYMENT SECURITY AGREEMENT is entered into this 23rd day of May, 2005 between UnionBancorp, Inc., a Delaware corporation (the "Company"), and Kurt R. Stevenson (the "Executive").

                                   WITNESSETH:

         WHEREAS, Executive is currently employed by the Company as its Senior Vice President and Chief Financial Officer;

         WHEREAS, Executive is currently employed by UnionBank, an Illinois state chartered banking association (the "Bank"), as its Senior Vice President and Chief Financial Officer;

         WHEREAS, the Bank is a wholly-owned subsidiary of the Company; and

         WHEREAS, the Company desires to provide certain security to Executive in connection with a change in control of the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Payment on Change of Control. If within two years after a "Change in Control" (as defined in Section 2) the Company, the Bank or any other Person (as defined in Section 2) shall terminate the Executive's employment without "Good Cause" (as defined in Section 2) or Executive shall voluntarily terminate such employment with "Good Reason" (as defined in Section 2), then the Company shall, within 30 days after the termination of Executive's employment (the "Payment Due Date"), make a lump sum cash payment to him equal to two times the Executive's "Salary" (as defined in Section 2). As used herein, "termination of employment" shall mean termination of employment with the Company or the Bank or both. Executive shall, following his termination of employment and for a period of two years continue to participate in any benefit plans of the Company or the Bank which provide health (including medical and dental), life, or disability insurance, or similar coverage to the extent permitted by law and the applicable benefit plan; provided that such coverage shall not be furnished if Executive waives coverage by giving written notice of waiver to the Company. The Company agrees that (i) Executive shall not be required to mitigate his damages by seeking other employment or otherwise, and (ii) the Company's obligations under this Section 1 shall not be reduced in any way by reason of any compensation received by Executive from sources other than the Company after the termination of Executive's employment.
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         It is intended that no portion of any payment under this Agreement, or payments to or for the benefit of Executive under any other agreement or plan, be deemed an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. It is agreed that the present value of any payments to or for the benefit of Executive in the nature of compensation, as determined by the certified public accountants of the Company in accordance with Section 280G(d)(4) of the Code, the receipt of which is contingent on the Change of Control of the Company, and to which
Section 280(G) of the Code applies (in the aggregate "Total Payments"), shall not exceed an amount equal to one dollar less than the maximum amount which the Company may pay without loss of deduction under Section 280G(a) of the Code.

         2.       Definitions.   For purposes of this Agreement:

                  (i) A "Change in Control" shall be deemed to have taken place upon:

         A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph A, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
              (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by any Person who as of the date hereof owns or controls 10% or more of the Outstanding Company Common Stock; or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses
              (1), (2) and (3) of subparagraph C of this paragraph (i); or

         B. Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a director subsequent to the date hereof and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be a member of the Incumbent Board; provided, further, that notwithstanding the immediately preceding proviso, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of

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              directors or other actual or threatened solicitation of proxies or contests by or on behalf of a Person, other than the Board of Directors of the Company, shall not be deemed to be a member of the Incumbent Board; or

         C. Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

         D. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                  (ii) "Good Cause" shall mean (A) Executive's death or disability, (B) Executive's engagement in, during the performance of his duties to the Company or the Bank, any willful act or omission constituting dishonesty, breach of fiduciary obligation, wrongdoing or malfeasance, in each case that results in substantial harm to the business or property of the Company or the Bank, or (C) Executive's conviction of an offense involving fraud, dishonesty or breach of trust. For purposes of clause (B) above, no act or omission on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Company or the Bank. Any act or

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omission based upon authority given pursuant to a resolution duly adopted by the
Board of Directors of the Company or the Bank or upon the instructions of the chief executive officer of the Company or the Bank shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company and the Bank. The termination of Executive's employment shall not be deemed to be for "Good Cause" under clauses (B) or (C) above unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than 75 % of the entire membership of the Board of Directors of the Company or the Bank, at a meeting of either such Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to he heard before either such Board), finding that, in the good faith opinion of either such Board, Executive is guilty of the conduct described in clauses (B) or (C) above and specifying the particulars thereof in detail.

                  (iii) "Good Reason" shall exist if (A) there is a significant reduction in the nature or the scope of Executive's authority; (B) there is a reduction in Executive's Salary; (C) the Company or the Bank changes the principal location in which Executive is required to perform services; (D) the Company or the Bank requires Executive, or assigns duties to Executive which would reasonably require Executive, to spend more than 50 normal working days away from the principal location in which Executive is required to perform services during any twelve-month period; (E) Executive's duties, responsibilities and status are materially reduced from his present duties, responsibilities and status; (F) the Company or the Bank terminates any incentive, retirement, health or welfare plan so that, when considered in the aggregate and with any substitute plan or plans, the incentive, retirement, health or welfare plans in which he is participating fail to provide him with a substantially similar level of benefits; or (G) the Company or the Bank purports to terminate Executive's employment for any reason other than "Good Cause."

                  (iv) "Salary" shall mean the Executive's highest annual rate of base compensation (excluding bonuses and fringe benefits) in effect at any time from the date of the Change in Control to the date of termination of Executive's employment.

         3. Litigation Expenses. Expenses, including attorneys' fees, incurred by a party hereto in connection with the enforcement of this Agreement, shall be paid by the nonprevailing party.

         4. Successors. The obligations of the Company provided for in this Agreement shall be the binding legal obligations of any successor to the Company by purchase, merger, consolidation, or otherwise. This Agreement may not be assigned by Executive during his life, and upon his death will inure to the benefit of his heirs, legatees and the legal representatives of his estate.

         5. Termination of Agreement. If Executive is an active participant in a group or other entity effecting an acquisition of the Company and, after such acquisition, he holds an equity interest in the group or other entity that has acquired the Company, this agreement shall terminate. Without

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limiting the generality of the foregoing, Executive's ownership of less than 1%
of the capital stock of any publicly traded corporation shall not constitute active participation in a group.

         6. Interpretation. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Illinois.

         7. Withholding. The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                         UNIONBANCORP, INC.


                                         By: /s/ DEWEY R. YAEGER
                                             ------------------------------
                                             Dewey R. Yaeger



                                             /s/ KURT R. STEVENSON
                                             ------------------------------
                                             Kurt R. Stevenson

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